SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2010, Copano Energy, L.L.C. (“Copano”) approved the following changes in management structure, which will become effective May 1, 2010: John A. Raber, currently Executive Vice President of Copano and President and Chief Operating Officer of Copano’s wholly owned Rocky Mountains subsidiaries (the “Rocky Mountains Subsidiaries”), will resign from his positions with the Rocky Mountains Subsidiaries and will focus primarily on corporate strategy and corporate development in his role as Copano’s Executive Vice President.  Sharon J. Robinson, currently Senior Vice President of Copano and President and Chief Operating Officer of Copano’s Oklahoma operating subsidiaries, will assume the role of President and Chief Operating Officer of the Rocky Mountains Subsidiaries.

Mr. Raber has served in his current capacity since August 2007 and previously served as President and Chief Operating Officer of ScissorTail Energy, LLC (acquired by Copano in August 2005) from its formation in July 2000 until August 2007.  Mr. Raber served as Vice President of Marketing and Business Development of Wyoming Refining Company (a Rocky Mountains refiner) from 1999 to August 2005, Senior Vice President of Processing and other executive positions with Tejas Gas Corporation (a public midstream company, formerly Transok, LLC) from 1995 to 1999 and as Vice President and in other positions with LEDCO, Inc. (a private midstream and gas distribution company in Louisiana) from 1982 to 1995. Mr. Raber began his career as a Field and Operations Engineer with J. Ray McDermott, Inc. (a marine oil and gas construction company) in 1976, working mainly in overseas locations.

Ms. Robinson has served in her current capacity since August 2009.  She has served as President of our Oklahoma operating subsidiaries since August 2007, and in June 2008 she was named Chief Operating Officer.  From June 2003 until August 2007, Ms. Robinson served as Vice President, Commercial Activities of ScissorTail. Ms. Robinson joined ScissorTail when it was formed in July 2000 and served as General Manager, Commercial from 2001 to 2003. Ms. Robinson worked for Tejas Gas Corporation from 1993 to 1999 in both commercial and engineering positions. Ms. Robinson began her career as a Project Engineer with Cities Service Oil Company, which later became Occidental Petroleum, in December 1981.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: April 20, 2010	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary